EXHIBIT 99.1

ADP Reports Third Quarter Fiscal 2013 Results

Revenues Rise 7%, 6% Organic

EPS from Continuing Operations Increase 9%

Narrows Fiscal 2013 Revenue and EPS Guidance

Expects 6% - 7% Growth in Both Revenues and EPS from Continuing Operations

ROSELAND, N.J., May 2, 2013 (GLOBE NEWSWIRE) -- ADP® (Nasdaq:ADP) reported revenue growth of 7%, 6% organic, to $3.1 billion for the third fiscal quarter ended March 31, 2013, Carlos Rodriguez, president and chief executive officer, announced today. Pretax earnings and net earnings from continuing operations increased 6% and 7%, respectively, and diluted earnings per share from continuing operations of $0.99 increased 9% from $0.91 a year ago. Fiscal year-to-date through May 1, 2013 ADP acquired 7.1 million shares of its stock for treasury at a cost of $415 million. Cash and marketable securities were $1.8 billion at March 31, 2013.

Third Quarter Discussion

Commenting on the results, Mr. Rodriguez said, "I am pleased with ADP's third quarter results. Combined worldwide new business bookings for Employer Services and PEO Services grew 9%, and worldwide client revenue retention improved during this critical third quarter period. Our business segments continued to perform well driving good revenue growth and strong pretax margin expansion.

"As anticipated, high-margin client interest revenues declined from a year ago due to a lower yield on the client funds portfolio, partially offset by higher client funds balances, and negatively impacted total revenue growth one percentage point. This decline negatively impacted growth in both pretax earnings and diluted earnings per share from continuing operations 3%. Additionally, pretax margin was negatively impacted 100 basis points, offsetting the strong pretax margin expansion in the business segments. Fiscal 2012 acquisitions contributed one percentage point to total revenue growth and negatively impacted pretax margins 30 basis points.

Employer Services

"Employer Services' revenues grew 7% for the third quarter, 6% organically, compared to last year's third quarter. The number of employees on our clients' payrolls in the United States increased 2.7% for the quarter as measured on a same-store-sales basis for a subset of our clients' payrolls ranging from small to large businesses. During this key retention period, worldwide client retention increased 0.4 percentage points compared with a year ago. As anticipated, Employer Services' pretax margin expanded 90 basis points for the quarter including a 50 basis point drag from fiscal 2012 acquisitions, driven by increased operating efficiencies.

PEO Services

"PEO Services' revenues increased 10% for the third quarter, all organic, compared to last year's third quarter. PEO Services' pretax margin increased 70 basis points for the quarter primarily due to slower growth in pass-through costs. Average worksite employees paid by PEO Services increased 7% for the quarter to approximately 279,000.

Dealer Services

"Dealer Services' revenues grew 8% for the third quarter, all organic, compared to last year's third quarter. Revenues benefited from increased advertising in Digital Marketing, higher transaction volumes, and increased software license fees in our international business. Dealer Services' pretax margin improved 80 basis points for the quarter benefiting from increased operating scale and an increase in certain non-recurring high-margin revenues.

Interest on Funds Held for Clients

"The safety, liquidity, and diversification of our clients' funds are the foremost objectives of our investment strategy. Client funds are invested in accordance with ADP's prudent and conservative investment guidelines and the credit quality of the investment portfolio is predominantly AAA/AA.

 "For the third quarter, interest on funds held for clients declined $21.3 million, or 16%, from $133.3 million a year ago to $112.0 million, due to a decline of about 50 basis points in the average interest yield to 1.9%, partially offset by an increase of 7% in average client funds balances from $21.7 billion to $23.2 billion.

Fiscal 2013 Forecast

"Our fiscal 2013 forecasts assume no changes in the current economic environment. We are narrowing our guidance for total company revenue and earnings per share growth for the year. We continue to anticipate driving good pretax margins in the business segments, although we anticipate a decline in total ADP pretax margin. Our forecasts continue to be impacted by an expected lower average yield on the client funds portfolio due to continued low market interest rates. We anticipate an improvement in the effective tax rate of approximately 50 basis points from 34.5% compared with our prior forecast for a 30 basis point improvement. Our forecasts exclude the results of discontinued operations.

Revenues - We anticipate 6% - 7% growth compared with our prior forecast of 5% - 7% growth.

Impacts to Revenue Growth	Fiscal 2013 Forecast	Year-to-date through Q3	Q4 Forecast
Client Funds Interest Revenues	(1%)	(1%)	(1%)
Foregone revenues related to Q2 FY12 sale of assets & expiration of tax credits	(0.5%)	(1%)	None
Foreign Exchange Rates	up to (1%)	~ (1%)	Minimal
Fiscal 2012 Acquisitions	~1%	~1%	None

Pretax margins – We continue to anticipate a decline of about 30 to 40 basis points from 19.2% last year which excludes the gain recorded in the second quarter of fiscal 2012.

Impacts to Pretax Margin Decline	Fiscal 2013 Forecast	Year-to-date through Q3	Q4 Forecast
Client Funds Extended Investment Strategy	(110) bps	~(100) bps	~(120) bps
Foregone revenues & earnings related to Q2 FY12 sale of assets & expiration of tax credits	(20) bps	~(30) bps	None
Fiscal 2012 Acquisitions	(20) bps	(30) bps	None

Diluted earnings per share from continuing operations – We anticipate 6% - 7% growth compared to $2.72 in fiscal 2012, which excludes the gain recorded in the second quarter of fiscal 2012. Our prior forecast was for 5% - 7% growth.

Impacts to Diluted Earnings per Share Growth	Fiscal 2013 Forecast	Year-to-date through Q3	Q4 Forecast
Client Funds Extended Investment Strategy	($0.12)	($0.09)	~($0.03)
Foregone earnings related to Q2 FY12 sale of assets & expiration of tax credits	($0.04)	($0.04)	None
Foreign Exchange Rates	Minimal	Minimal	Minimal
Fiscal 2012 Acquisitions	Minimal	Minimal	None

 "The forecasts for our reportable segments are as follows:

  Employer Services – we anticipate revenue growth of about 7% compared with our prior forecast of 6% to 7% growth. We continue to anticipate pretax margin expansion of at least 50 basis points.
  -- Pays per control – up 2.0% to 3.0% for the year
  PEO Services – we anticipate about 12% revenue growth compared with our prior forecast of 12% to 13% growth due to slower growth in pass-through revenues. We continue to anticipate slight pretax margin expansion.
  Employer Services and PEO Services new business bookings – we continue to anticipate 8% to 10% growth compared to over $1.2 billion sold in fiscal 2012
  Dealer Services – we continue to anticipate revenue growth of 8% to 9%, with pretax margin expansion of over 100 basis points

"The interest assumptions in our forecasts are based on Fed Funds futures contracts and forward yield curves as of May 1, 2013. The Fed Funds futures contracts used in the client short and corporate cash interest income forecasts do not anticipate any changes during the fiscal year in the Fed Funds target rate. The three-and-a-half and five-year U.S. government agency rates based on the forward yield curves as of May 1, 2013 were used to forecast new purchase rates for the client extended, corporate extended, and client long portfolios, respectively. There is no change to our forecasts noted below from our previous forecast.

  Interest on funds held for clients is expected to decline about $75 million, or 15%, from $493.3 million in fiscal 2012 to about $420 million. This forecast is based on a decline of about 60 basis points in the expected average interest yield to 2.2%, partially offset by 5% to 7% anticipated growth in average client funds balances to $18.8 to $19.1 billion.
  Interest income on corporate funds is expected to decline approximately $20 million from $85.2 million in fiscal 2012. Included in interest income on corporate funds is interest income related to the extended investment strategy, which is expected to decline about $10 million to approximately $55 million.
  In combination, we expect the total impact related to the client funds extended investment strategy to be a decline of $85 to $90 million from $556 million in fiscal 2012.

"I am pleased with our solid execution in our businesses, though I remain cautious as economic growth in the U.S. continues to lag historic levels, and the economic landscape across Europe is weak. However, I am confident that ADP is well positioned to navigate the uneven global economic recovery. As a leading global Human Capital Management solutions provider we are focused on successfully executing against our four strategic pillars for growth. Driving product innovation and enhancing our distribution and service capabilities are the right things to do to continue to grow the business long-term," Mr. Rodriguez concluded.

Website Schedules

The schedules of quarterly and full-year revenue and pretax earnings by reportable segment for fiscal years 2011, 2012, and 2013 have been updated for the third quarter of fiscal 2013. These schedules also include a statement of consolidated earnings for fiscal 2012 and each quarter has been restated for discontinued operations and are posted to the Investor Relations home page (http://www.investquest.com/iq/a/adp/index.htm) of our website www.ADP.com under Reportable Segments Financial Data.

An analyst conference call will be held today, Friday, May 3 at 8:30 a.m. EDT. A live webcast of the call will be available to the public on a listen-only basis. To listen to the webcast and view the slide presentation, go to ADP's home page,www.ADP.com, or ADP's Investor Relations home page, http://www.investquest.com/iq/a/adp/index.htm, and click on the webcast icon. Please note, this webcast will be broadcast in two streams: Windows Media and Flash. You may switch streams by selecting "Windows Media" or "Flash" from the gear-setup symbol located to the right-hand side of the volume control on the webcast player. Please check your system 10 minutes prior to the webcast. The presentation will be available to download and print about 60 minutes before the webcast at the ADP Investor Relations home page at http://www.investquest.com/iq/a/adp/index.htm. ADP's news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same website.

About ADP

ADP® (Nasdaq:ADP), with more than $10 billion in revenues and approximately 600,000 clients, is one of the world's largest providers of business outsourcing and human capital management solutions. Leveraging over 60 years of experience and a global footprint spanning more than 40 countries, ADP offers a wide range of human resource, payroll, talent management, tax and benefits administration solutions from a single source, and helps clients comply with regulatory and legislative changes, such as the Affordable Care Act (ACA). ADP's easy-to-use solutions for employers provide superior value to companies of all types and sizes. ADP is also a leading provider of integrated computing solutions to auto, truck, motorcycle, marine, recreational vehicle, and heavy equipment dealers throughout the world. For more information about ADP or to contact a local ADP sales office, reach us at 1.800.225.5237 or visit the company's Web site at www.adp.com.

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Earnings
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,

	2013	2012	2013	2012
Revenues:
Revenues, other than interest on funds held for clients and PEO revenues	$ 2,440.1	$ 2,266.8	$ 6,705.4	$ 6,299.6
Interest on funds held for clients	112.0	133.3	320.4	373.0
PEO revenues (A)	562.2	510.8	1,473.8	1,319.8
Total revenues	3,114.3	2,910.9	8,499.6	7,992.4

Expenses:
Costs of revenues:
Operating expenses	1,518.2	1,410.1	4,287.3	4,004.0
Systems development & programming costs	164.1	143.6	480.3	438.8
Depreciation & amortization	63.6	64.5	189.2	189.5
Total costs of revenues	1,745.9	1,618.2	4,956.8	4,632.3

Selling, general & administrative expenses	654.4	619.9	1,890.5	1,781.7
Interest expense	1.2	1.2	7.3	5.4
Total expenses	2,401.5	2,239.3	6,854.6	6,419.4

Other income, net (B)	(12.0)	(10.5)	(74.2)	(141.0)

Earnings from continuing operations before income taxes	724.8	682.1	1,719.2	1,714.0

Provision for income taxes	242.1	231.9	582.1	590.6

Net earnings from continuing operations	$ 482.7	$ 450.2	$ 1,137.1	$ 1,123.4

Earnings from discontinued operations before income taxes	--	3.5	66.8	10.6

Provision for income taxes	--	1.3	25.1	3.9

Net earnings from discontinued operations	$ --	$ 2.2	$ 41.7	$ 6.7

Net earnings	$ 482.7	$ 452.4	$ 1,178.8	$ 1,130.1

Basic Earnings Per Share from Continuing Operations	$ 1.00	$ 0.92	$ 2.36	$ 2.30
Basic Earnings Per Share from Discontinued Operations	--	--	0.09	0.01
Basic Earnings Per Share	$ 1.00	$ 0.93	$ 2.44	$ 2.32

Diluted Earnings Per Share from Continuing Operations	$ 0.99	$ 0.91	$ 2.33	$ 2.28
Diluted Earnings Per Share from Discontinued Operations	--	--	0.09	0.01
Diluted Earnings Per Share	$ 0.99	$ 0.92	$ 2.42	$ 2.29

Dividends declared per common share	$ 0.4350	$ 0.3950	$ 1.2650	$ 1.1150

(A) Professional Employer Organization ("PEO") revenues are net of direct pass-through costs, primarily consisting of payroll wages and payroll taxes, of $5,317.8 and $4,586.0 for the three months ended March 31, 2013 and 2012, respectively, and $15,254.5 and $13,331.7 for the nine months ended March 31, 2013 and 2012, respectively.
(B) The nine months ended March 31, 2012 includes a $66.0 gain on the sale of assets related to rights and obligations to resell a third-party expense management platform.

Automatic Data Processing, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	March 31, 2013	June 30, 2012
Assets
Cash and cash equivalents/Short-term marketable securities	$ 1,680.3	$ 1,578.5
Other current assets	2,416.6	2,030.0
Assets of discontinued operations	--	125.0
Total current assets before funds held for clients	4,096.9	3,733.5

Funds held for clients	30,336.3	21,539.1
Total current assets	34,433.2	25,272.6

Long-term marketable securities	77.0	86.9
Property, plant and equipment, net	716.7	706.3
Other non-current assets	4,939.4	4,751.6
Total assets	$ 40,166.3	$ 30,817.4

Liabilities and Stockholders' Equity
Other current liabilities	$ 2,415.1	$ 2,367.5
Liabilities of discontinued operations	--	29.0
Client funds obligations	29,703.4	20,856.2
Total current liabilities	32,118.5	23,252.7

Long-term debt	15.3	16.8
Other non-current liabilities	1,471.4	1,433.9
Total liabilities	33,605.2	24,703.4

Total stockholders' equity	6,561.1	6,114.0
Total liabilities and stockholders' equity	$ 40,166.3	$ 30,817.4

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2013	2012	Change	% Change
Revenues from continuing operations (C)
Employer Services	$ 2,212.6	$ 2,061.8	$ 150.8	7%
PEO Services	565.5	513.7	51.8	10%
Dealer Services	460.5	426.2	34.3	8%
Other	(124.3)	(90.8)	(33.5)	n/m
	$ 3,114.3	$ 2,910.9	$ 203.4	7%
Pre-tax earnings from continuing operations (C)
Employer Services	$ 762.4	$ 691.3	$ 71.1	10%
PEO Services	54.5	46.0	8.5	18%
Dealer Services	88.0	77.8	10.2	13%
Other	(180.1)	(133.0)	(47.1)	n/m
	$ 724.8	$ 682.1	$ 42.7	6%
Pre-tax margin (C)
Employer Services	34.5%	33.5%	0.9%
PEO Services	9.6%	9.0%	0.7%
Dealer Services	19.1%	18.3%	0.8%
Other	n/m	n/m	n/m
	23.3%	23.4%	(0.2)%

	Nine Months Ended March 31,
	2013	2012	Change	% Change
Revenues (C)
Employer Services	$ 5,939.3	$ 5,552.7	$ 386.6	7%
PEO Services	1,483.1	1,328.1	155.0	12%
Dealer Services	1,350.1	1,235.7	114.4	9%
Other	(272.9)	(124.1)	(148.8)	n/m
	$ 8,499.6	$ 7,992.4	$ 507.2	6%
Pre-tax earnings (C)
Employer Services	$ 1,669.3	$ 1,539.6	$ 129.7	8%
PEO Services	150.5	125.2	25.3	20%
Dealer Services	250.2	211.9	38.3	18%
Other (D)	(350.8)	(162.7)	(188.1)	n/m
	$ 1,719.2	$ 1,714.0	$ 5.2	0%
Pre-tax margin (C)
Employer Services	28.1%	27.7%	0.4%
PEO Services	10.1%	9.4%	0.7%
Dealer Services	18.5%	17.2%	1.4%
Other	n/m	n/m	n/m
	20.2%	21.4%	(1.2)%

(C) Prior year's segment results were adjusted to reflect fiscal year 2013 budgeted foreign exchange rates.

(D) The nine months ended March 31, 2012 includes a $66.0 gain on the sale of assets related to rights and obligations to resell a third-party expense management platform.

n/m - not meaningful

	Three Months Ended March 31,		Change in other
	2013	2012	income, net
Components of other income, net:
Interest income on corporate funds	$ (6.0)	$ (8.5)	$ (2.5)
Realized gains on available-for-sale securities	(6.7)	(4.0)	2.7
Realized losses on available-for-sale securities	0.7	0.4	(0.3)
Impairment losses on assets held for sale	--	2.2	2.2
Other, net	--	(0.6)	(0.6)
Total other income, net	$ (12.0)	$ (10.5)	$ 1.5

	Nine Months Ended March 31,		Change in other
	2013	2012	income, net
Components of other income, net:
Interest income on corporate funds	$ (51.3)	$ (65.3)	$ (14.0)
Realized gains on available-for-sale securities	(21.3)	(23.2)	(1.9)
Realized losses on available-for-sale securities	1.5	7.4	5.9
Impairment losses on available-for-sale securities	--	5.8	5.8
Impairment losses on assets held for sale	--	2.2	2.2
Gains on sales of buildings	(2.2)	--	2.2
Gain on sale of assets	--	(66.0)	(66.0)
Other, net	(0.9)	(1.9)	(1.0)
Total other income, net	$ (74.2)	$ (141.0)	$ (66.8)

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts or where otherwise stated)
(Unaudited)

	Three Months Ended March 31,
	2013	2012	Change	% Change
Earnings per share information:
Net earnings from continuing operations	$ 482.7	$ 450.2	$ 32.5	7%
Net earnings	$ 482.7	$ 452.4	$ 30.3	7%
Basic weighted average shares outstanding	482.7	488.5	(5.8)	(1)%
Basic earnings per share from continuing operations	$ 1.00	$ 0.92	$ 0.08	9%
Basic earnings per share	$ 1.00	$ 0.93	$ 0.07	8%

Net earnings from continuing operations	$ 482.7	$ 450.2	$ 32.5	7%
Net earnings	$ 482.7	$ 452.4	$ 30.3	7%
Diluted weighted average shares outstanding	486.5	493.2	(6.7)	(1)%
Diluted earnings per share from continuing operations	$ 0.99	$ 0.91	$ 0.08	9%
Diluted earnings per share	$ 0.99	$ 0.92	$ 0.07	8%

	Nine Months Ended March 31,
	2013	2012	Change	% Change
Earnings per share information:
Net earnings from continuing operations	$ 1,137.1	$ 1,123.4	$ 13.7	1%
Net earnings	$ 1,178.8	$ 1,130.1	$ 48.7	4%
Basic weighted average shares outstanding	482.8	487.7	(4.9)	(1)%
Basic earnings per share from continuing operations	$ 2.36	$ 2.30	$ 0.06	3%
Basic earnings per share	$ 2.44	$ 2.32	$ 0.12	5%

Net earnings from continuing operations	$ 1,137.1	$ 1,123.4	$ 13.7	1%
Net earnings	$ 1,178.8	$ 1,130.1	$ 48.7	4%
Diluted weighted average shares outstanding	487.1	492.7	(5.6)	(1)%
Diluted earnings per share from continuing operations	$ 2.33	$ 2.28	$ 0.05	2%
Diluted earnings per share from continuing operations excluding gain on sale of assets in fiscal year 2012 (E)	$ 2.33	$ 2.20	$ 0.13	6%
Diluted earnings per share	$ 2.42	$ 2.29	$ 0.13	6%

(E) See Consolidated Statement of Adjusted / Non-GAAP Financial Information below.

	Three Months Ended March 31,
	2013	2012
Key Statistics:
Internal revenue growth:
Employer Services	6%	6%
PEO Services	10%	15%
Dealer Services	8%	6%

Employer Services:
Change in pays per control - AutoPay product	2.7%	3.3%
Change in client revenue retention percentage - worldwide	0.4 pts	0.1 pts
Employer Services/PEO new business sales growth - worldwide	9%	12%

PEO Services:
Paid PEO worksite employees at end of period	278,000	256,000
Average paid PEO worksite employees during the period	279,000	260,000

	Nine Months Ended March 31,
	2013	2012
Key Statistics:
Internal revenue growth:
Employer Services	6%	6%
PEO Services	12%	16%
Dealer Services	8%	6%

Employer Services:
Change in pays per control - AutoPay product	2.9%	2.9%
Change in client revenue retention percentage - worldwide	0.3 pts	(0.1) pts
Employer Services/PEO new business sales growth - worldwide	9%	11%

PEO Services:
Paid PEO worksite employees at end of period	278,000	256,000
Average paid PEO worksite employees during the period	275,000	251,000

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts or where otherwise stated)
(Unaudited)

	Three Months Ended March 31,
	2013	2012	Change	% Change
Average investment balances at cost (in billions):
Corporate, other than corporate extended	$ 1.5	$ 1.6	$ (0.1)	(8)%
Corporate extended	0.7	0.7	0.1	9%
Total corporate	2.2	2.3	(0.1)	(3)%
Funds held for clients	23.2	21.7	1.5	7%
Total	$ 25.4	$ 24.0	$ 1.4	6%

Average interest rates earned exclusive of realized losses (gains) on:
Corporate, other than corporate extended	0.7%	1.0%
Corporate extended	1.8%	2.6%
Total corporate	1.1%	1.5%
Funds held for clients	1.9%	2.5%
Total	1.9%	2.4%

Net unrealized gain position at end of period	$ 655.0	$ 660.0

Average short-term financing (in billions):
U.S. commercial paper borrowings	$ 0.6	$ 0.5
U.S. & Canadian reverse repurchase agreement borrowings	0.1	0.1
	$ 0.7	$ 0.7

Average interest rates paid on:
U.S. commercial paper borrowings	0.2%	0.1%
U.S. & Canadian reverse repurchase agreement borrowings	1.0%	1.0%

Interest on funds held for clients	$ 112.0	$ 133.3	$ (21.3)	(16)%
Corporate extended interest income (F)	3.4	4.3	(0.9)	(22)%
Corporate interest expense-short-term financing (F)	(0.6)	(0.5)	(0.1)	(19)%
	$ 114.8	$ 137.2	$ (22.4)	(16)%

	Nine Months Ended March 31,
	2013	2012	Change	% Change
Average investment balances at cost (in billions):
Corporate, other than corporate extended	$ 1.3	$ 1.4	$ (0.1)	(9)%
Corporate extended	2.9	2.6	0.3	12%
Total corporate	4.2	4.0	0.2	4%
Funds held for clients	18.7	17.5	1.3	7%
Total	$ 22.9	$ 21.5	$ 1.5	7%

Average interest rates earned exclusive of realized losses (gains) on:
Corporate, other than corporate extended	0.8%	1.0%
Corporate extended	2.0%	2.7%
Total corporate	1.6%	2.2%
Funds held for clients	2.3%	2.8%
Total	2.2%	2.7%

Net unrealized gain position at end of period	$ 655.0	$ 660.0

Average short-term financing (in billions):
U.S. commercial paper borrowings	$ 2.5	$ 2.3
U.S. & Canadian reverse repurchase agreement borrowings	0.4	0.3
	$ 2.9	$ 2.6

Average interest rates paid on:
U.S. commercial paper borrowings	0.2%	0.1%
U.S. & Canadian reverse repurchase agreement borrowings	0.7%	0.6%

Interest on funds held for clients	$ 320.4	$ 373.0	$ (52.6)	(14)%
Corporate extended interest income (F)	44.0	53.4	(9.4)	(18)%
Corporate interest expense-short-term financing (F)	(5.6)	(3.3)	(2.3)	(71)%
	$ 358.7	$ 423.1	$ (64.4)	(15)%

(F) While "Corporate extended interest income" and "Corporate interest expense-short-term financing" are non-GAAP disclosures, management believes this information is beneficial to reviewing the financial statements of ADP. Management believes this information is beneficial as it allows the reader to understand the extended investment strategy for ADP's client funds assets, corporate investments and short-term borrowings. A reconciliation of the non-GAAP measures to GAAP measures is as follows:

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts or where otherwise stated)
(Unaudited)

	Three Months Ended March 31,
	2013	2012

Corporate extended interest income	$ 3.4	$ 4.3
All other interest income	2.6	4.2
Total interest income on corporate funds	$ 6.0	$ 8.5

Corporate interest expense - short-term financing	$ 0.6	$ 0.5
All other interest expense	0.6	0.7
Total interest expense	$ 1.2	$ 1.2

	Nine Months Ended March 31,
	2013	2012

Corporate extended interest income	$ 44.0	$ 53.4
All other interest income	7.3	11.9
Total interest income on corporate funds	$ 51.3	$ 65.3

Corporate interest expense - short-term financing	$ 5.6	$ 3.3
All other interest expense	1.7	2.1
Total interest expense	$ 7.3	$ 5.4

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statement of Adjusted / Non-GAAP Financial Information
(In millions, except per share amounts)
(Unaudited)

The following table reconciles the Company's results for the nine months ended March 31, 2012 to adjusted results that exclude the sale of assets related to rights and obligations to resell a third-party expense management platform. The Company uses certain adjusted results, among other measures, to evaluate the Company's operating performance in the absence of certain items and for planning and forecasting of future periods. The Company believes that the adjusted results provide relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by the Company's management and improves their ability to understand the Company's operating performance. Since adjusted earnings and adjusted diluted EPS are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation from, or as a substitute for, earnings and diluted EPS and they may not be comparable to similarly titled measures employed by other companies.

Nine months ended March 31, 2012
	Earnings from continuing operations before income taxes	Provision for income taxes	Net earnings from continuing operations	Diluted EPS from continuing operations

As Reported	$ 1,714.0	$ 590.6	$ 1,123.4	$ 2.28

Less Adjustments:
Gain on sale of assets	66.0	24.8	41.2	0.08

As Adjusted	$ 1,648.0	$ 565.8	$ 1,082.2	$ 2.20

This document and other written or oral statements made from time to time by ADP may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "expects," "assumes," "projects," "anticipates," "estimates," "we believe," "could" and other words of similar meaning, are forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: ADP's success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in laws regulating payroll taxes, professional employer organizations and employee benefits; overall market and economic conditions, including interest rate and foreign currency trends; competitive conditions; auto sales and related industry changes; employment and wage levels; changes in technology; availability of skilled technical associates; and the impact of new acquisitions and divestitures. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties, along with the risk factors discussed under "Item 1A. - Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended June 30, 2012 should be considered in evaluating any forward-looking statements contained herein.

CONTACT: ADP Investor Relations
         Elena Charles, 973.974.4077
         Debbie Morris, 973.974.7821